Exhibit 99.1

Rex Energy Provides Operations Update, Announces Third Quarter 2014 Production Guidance and Increases Full Year 2014 Production Guidance

•	Three-well Shipley pad produced at an average 5-day sales rate per well of 8.2 MMcfe/d, the highest average 5-day sales rate of any wells to date in the Butler Operated Area

•	Production curtailments in the Butler Operated Area have been resolved; daily production has increased approximately 23% over the second quarter 2014 exit rate

•	Commenced incremental ethane sales in Butler Operated Area; currently selling ~ 5,000 bbls/d from the Appalachian Basin

•	Third quarter 2014 average daily production expected to increase by approximately 26% at midpoint of guidance over second quarter 2014

•	Increasing full year 2014 production guidance by ~2 MMcfe/d at the midpoint; midpoint of updated guidance represents a 60% increase over 2013 average daily production

STATE COLLEGE, Pa., July 28, 2014 (GLOBE NEWSWIRE) – Rex Energy Corporation (Nasdaq: REXX) provided an update on its Butler Operated Area operations, announced its third quarter 2014 production guidance and increased its previously announced production guidance for 2014.

Appalachian Basin – Butler Operated Area, Pennsylvania

In the Butler Operated Area, Rex Energy has placed the three-well Shipley pad into sales. The three wells on the pad were drilled with an average lateral length of approximately 7,000 feet and completed in an average of 44 completion stages. The three wells produced at an average 5-day sales rate per well of approximately 8.2 MMcfe/d with 46% liquids (assuming full ethane recovery), representing the highest average 5-day sales rate of any wells to date in the Butler Operated Area. Of particular note, the average lateral length of approximately 7,000 feet on the three-well Shipley pad is the longest average lateral length for any pad in the Butler Operated Area to date. In addition, the company tested 600 foot spacing between the laterals on the Shipley pad and has not seen any early indications of communication between the wells to date.

As previously announced, the company completed and placed into sales the six-well Baillie Trust pad in late 2013. This pad was the company’s first test of vertically stacked and offset Upper Devonian Burkett/Marcellus wells and also included a test of 600 foot down spacing. The company has continued to monitor production results during the first half of 2014 for any indications of interference between the producing wells. After over 200 days on production, the four stacked and vertically offset laterals on the Baillie Trust pad are, on average, performing at a level consistent with the Butler Operated Area Marcellus type curve. The strong performance of the four stacked laterals on the Baillie Trust pad after over 200 days of production continues to affirm the company’s belief that the Marcellus and Upper Devonian Burkett formations can be developed as two separate reservoirs.

Butler Operated Area – Midstream Update

In the second quarter of 2014, production from a portion of the company’s legacy low pressure wells was constrained due to the high pressure of the recent wells placed into sales in the Butler Operated Area. This production curtailment was resolved within the past week concurrent with the company’s midstream provider completing the installation of additional field compression. The company’s current gross wellhead production rate from its Butler Operated Area is approximately 135 MMcf/d, an increase of approximately 25 MMcf/d over the gross wellhead production rate at the end of the second quarter.

In addition, the company has commenced incremental ethane recovery in the Butler Operated Area and is currently selling approximately 5,000 bbls/d of ethane from the Appalachian Basin. This compares to approximately 1,000 bbls/d of ethane sales at June 30, 2014 and approximately 3,000 bbls/d in early July. The company expects its ethane sales to continue to meet its ethane volume commitment of 5,000 bbls/d for the remainder of 2014.

Third Quarter and Full Year 2014 Production Guidance

Rex Energy is providing its production guidance for the third quarter of 2014 and is updating its previously issued production guidance for the full year 2014. The company expects its third quarter production to range from 159.0 MMcfe/d – 165.0 MMcfe/d, which represents a 26% sequential increase at the midpoint of guidance over the second quarter of 2014 and a 64% year-over-year increase at the midpoint of guidance. The company is also increasing its full-year 2014 production guidance by approximately 2.0 MMcfe/d at the midpoint to 146.0 MMcfe/d – 150.0 MMcfe/d from its previously announced guidance of 143.0 MMcfe/d – 149.0 MMcfe/d. This increase is due to strong production results from the company’s existing producing properties as well as greater certainty regarding the expected timing of wells to be placed into sales during the second half of 2014.

Second Quarter 2014 Earnings Release

Rex Energy plans to release second quarter 2014 financial and operational results on Tuesday, August 5, 2014 after market close. Management will host a live conference call and webcast on Wednesday, August 6, 2014 at 10 a.m. ET to review second quarter financial results and operational highlights. Reference material for the conference call and webcast will be posted to the company’s website prior to the call.

All financial results included in the earnings release or discussed on the conference call and webcast will remain subject to our independent auditor’s review. The telephone number to access the conference call is (866) 437-1772. The conference call will also be available to replay through the company’s website at www.rexenergy.com under the Investor Relations tab. The replay of the event and reference materials will be available on the company’s website through September 6, 2014.

About Rex Energy Corporation

Rex Energy is headquartered in State College, Pennsylvania and is an independent oil and gas exploration and production company operating in the Appalachian and Illinois Basins within the United States. The company’s strategy is to pursue its higher potential exploration drilling prospects while acquiring oil and natural gas properties complementary to its portfolio.

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Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included in this release that address activities, events or developments that Rex Energy expects, believes or anticipates will or may occur in the future are forward-looking statements. Specifically, statements in this release regarding Rex Energy’s testing of downspacing; position on the separate nature of the Marcellus and Upper Devonian Burkett reservoirs within its Butler Operated Area; expectations for sales and volumes of ethane, drilling and completion activities, effects on production, and third quarter and full year 2014 guidance are forward looking. Forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside Rex Energy’s ability to control or predict, that could cause results to differ materially from management’s current expectations. These risks and uncertainties include, but are not limited to, economic and market conditions, operational considerations, the timing and success of our exploration and development efforts and other uncertainties. Additional information concerning these and other factors can be found in our press releases and public periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2013, and we strongly encourage you to review those documents. You should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date of this release. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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For more information, please contact:

Mark Aydin

Manager, Investor Relations

(814) 278-7249

maydin@rexenergycorp.com